                                                                    Exhibit 99.1

                                           FOR IMMEDIATE RELEASE

CONTACT:

Richard Soloway, CEO                        Stephen D. Axelrod, CFA
Kevin S. Buchel, Senior VP                  Andria Arena (Media)
NAPCO SECURITY SYSTEMS, INC.                WOLFE AXELROD WEINBERGER ASSOC. LLC
(631) 842-9400 ext. 120                     (212) 370-4500; (212) 370-4505 fax
                                            steve@wolfeaxelrod.com


           NAPCO SECURITY SYSTEMS, INC. ENGAGES MARCUM & KLIEGMAN LLP
   AS ITS ACCOUNTING FIRM, ANNOUNCES UNAUDITED RESULTS, AND REQUESTS FURTHER
                             EXTENSION FROM NASDAQ

AMITYVILLE, NEW YORK - DECEMBER 29, 2003 -- NAPCO SECURITY SYSTEMS, INC. (NASDAQ: NSSCE) one of the world's leading suppliers of high performance electronic security equipment for over 30 years, announced today that it has now resolved the accounting treatment for the previously disclosed international tax matter. The resolution also results in the adjustment of net deferred tax assets that were previously included in the fiscal 2002 audited financial statements. Attached are unaudited financial statements for the fiscal years ended June 30, 2003 and June 30, 2002, as adjusted. Net sales for fiscal 2003 were $57.3 million compared to $55.8 million reported in fiscal 2002. Income before provision/benefit for income taxes increased to $1.6 million for fiscal 2003 from $1.4 million for fiscal 2002. Net income in fiscal 2003 was $1.0 million (after the effect of a $600,000 tax provision for the accounting of the international tax matter), or $0.28 per fully diluted share as compared to net income of $1.6 million (after the effect of a $300,000 tax benefit for the adjustment of net deferred tax assets) in fiscal 2002, or $0.47 per fully diluted share.

Richard Soloway, Chairman and CEO of NAPCO, stated, "We are glad to put the distraction of this accounting situation behind us. It had no meaningful impact on the financial soundness of our balance sheet and the fundamental strength of our basic business. More importantly, there was no effect on operations and pretax results. As noted above, pretax income actually increased by 20% in fiscal 2003 compared to fiscal 2002. NAPCO's book value stands at over $10.00 per share, substantially higher than the current share price. The fundamental outlook continues to be positive for security-related businesses and for NAPCO. As is our historical norm the first fiscal quarter is our weakest and we expect results to improve sequentially over the remainder of the fiscal year. For the full year, we are cautiously optimistic that fiscal 2004 could result in increased sales and earnings."

The Company has engaged Marcum & Kliegman LLP ("M&K") to replace KPMG LLP as its auditors effective December 15, 2003. M&K is ranked by Newsday as the Top Accounting Firm on Long Island and has been designated as the 35th largest firm nationwide by Bowman's Accounting Report. The Company believes that M&K's size and emphasis on regional companies will better enable it to service the Company's audit needs. M&K is auditing both the 2003 and 2002 financial statements. The audit of the Company's 2003 financial statements, which was begun by KPMG LLP, had been delayed by a previously disclosed accounting issue related to accounting for an international tax matter. As of the termination of KPMG on December 15, 2003 this issue was still unresolved. Although KPMG was not replaced as a result of any accounting disagreement, KPMG was not consulted on and therefore did not agree to the resolution discussed in the first paragraph.


As a result of the engagement of M&K on December 15, 2003, the Company has requested a further extension to file from NASDAQ of February 10, 2004 to file its Form 10-K and February 15, 2004 to file its Form 10-Q. The Company is awaiting a response from NASDAQ which previously set a December 22, 2003 deadline. If NASDAQ does not grant the Company's further extension request to file its Form 10-K, the Company's securities will be delisted from the NASDAQ National Market. Once it files its 10-K and 10-Q the Company sees no reason why it could not quickly be relisted because it meets all relisting criteria. If the Company's stock is delisted, the stock will be quoted in the pink sheets until it can gain relisting on NASDAQ. Under such circumstances, the Company intends to promptly file for relisting once it completes and files its audited Form 10-K for the year ended June 30, 2003 and its Form 10-Q for the quarter ended September 30, 2003. The Company believes such filing will occur in early February 2004.

                          -----------------------------

NAPCO SECURITY SYSTEMS, INC. is one of the world's leading manufacturers of technologically advanced electronic security equipment including burglary and fire alarm systems, access control products and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling control panels, sensors, locking devices and access control systems. They are used in residential, commercial, institutional and industrial applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market, a market whose current size exceeds $25 billion.

For additional information on NAPCO, please visit the Company's web site at: www.napcosecurity.com.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                       ###

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                                                                       - MORE -


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                  NAPCO SECURITY SYSTEMS, INC. AND SUBSIDIARIES



                        CONSOLIDATED STATEMENTS OF INCOME

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                               Three Months Ended                 Year Ended
                                             6/30/03         6/30/02         6/30/03         6/30/02
                                             -------         -------         -------         -------
                                             (Unaudited)   (Unaudited)*   (Unaudited)   (Unaudited) *

Net sales                                  $    18,350    $    19,124    $    57,340    $    55,836
Cost of sales                                   13,062         13,944         41,939         41,119
                                           -----------    -----------    -----------    -----------
Gross profit                                     5,288          5,180         15,401         14,717
Selling, general
   and administrative expenses                   3,263          3,272         13,176         11,900
                                           -----------    -----------    -----------    -----------
Income from operations                           2,025          1,908          2,225          2,817
                                           -----------    -----------    -----------    -----------
Other income (expense):
Interest expense, net                             (150)          (272)          (727)        (1,409)
Other, net                                           9            (12)           127            (49)
                                           -----------    -----------    -----------    -----------
                                                  (141)          (284)          (600)        (1,458)
                                           -----------    -----------    -----------    -----------
Income before provision (benefit) for
   income taxes                                  1,884          1,624          1,625          1,359
Provision (benefit) for income taxes               600           (284)           615           (284)
                                           -----------    -----------    -----------    -----------
Net income                                 $     1,284    $     1,908    $     1,010    $     1,643
                                           ===========    ===========    ===========    ===========

Earnings per share:
Basic                                      $      0.40    $      0.57    $      0.30    $      0.49
Diluted                                    $      0.37    $      0.54    $      0.28    $      0.47
                                           ===========    ===========    ===========    ===========
Weighted average number of shares
   Outstanding:
Basic                                        3,182,000      3,365,000      3,315,000      3,342,000
                                           ===========    ===========    ===========    ===========
Diluted                                      3,433,000      3,540,000      3,568,000      3,492,000
                                           ===========    ===========    ===========    ===========

* reflects the restatement due to an adjustment of the income tax provision from the previously issued financial statements.





                          SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                        6/30/2003      6/30/2002
                                                        ---------      ---------
                                                      (Unaudited)    (Unaudited)
Total current assets                                      $36,666        $38,957
Total current liabilities                                   9,158          8,480
Long term debt                                             14,100         16,588
Total stockholders' equity                                 33,395         34,597

                                                                       - MORE -

CONTACT:  NAPCO Security Systems, Inc.
          Richard Soloway
          or Kevin S. Buchel
          631/842-9400 ext. 120
              or
          Wolfe Axelrod Weinberger Assoc. LLC
          Stephen D. Axelrod, CFA
          or Andria Arena (Media)
          212/370-4500; 212/370-4505 fax
          steve@wolfeaxelrod.com